[Retail]

Exhibit 8(x)(1)

Amendment No. 2 to Participation Agreement (Dreyfus)

[Retail]

AMENDMENT NO. 2 TO THE

FUND PARTICIPATION AGREEMENT

This Amendment is to the Fund Participation Agreement dated March 1, 2005 (“Agreement”) between Transamerica Advisors Life Insurance Company (formerly, “Merrill Lynch Life Insurance Company”) (“Insurance Company”), on its own behalf and on behalf of each segregated asset account of Insurance Company set forth on Exhibit A hereto as may be revised from time to time, The Dreyfus Corporation (“TDC”), and MBSC Securities Corporation (formerly, “Dreyfus Service Corporation”) (“Dreyfus”), and those registered investment companies managed, advised, sub-advised or administered by TDC that are identified on Exhibit A.

WHEREAS, the parties executed an amendment dated February 29, 2012, to add Confidential Information, complying with Massachusetts privacy laws that shall hereafter be referred to as Amendment Number 1 to the Participation Agreement.

WHEREAS, the parties desire to further amend the Agreement as provided herein.

NOW, THEREFORE, in consideration of the mutual promises set forth herein, the parties hereto agree as follows:

1.	The parties agree to combine existing Exhibit A and Exhibit B into a single schedule hereby referenced as Exhibit A, as supplemented from time to time by a party, with notice to all other parties. Exhibit A and Exhibit B of the Agreement are hereby deleted in their entirety and replaced with the attached Exhibit A. All references to Exhibit B in the Agreement are hereafter references to Exhibit A.

All other terms and provisions of the Agreement not amended herein shall remain in full force and effect. Unless otherwise specified, all defined terms shall have the same meaning given to them in the Agreement.

Effective Date: September 1, 2013

TRANSAMERICA ADVISORS LIFE INSURANCE COMPANY		On behalf of those funds listed on Exhibit A

By: Name: Title: Date:	/s/ John Mallett John Mallett Vice President 10-7-13	By: Name: Title: Date:	/s/ Bradley J. Skapyak Bradley J. Skapyak President 10-9-13

THE DREYFUS CORPORATION		MBSC SECURITIES CORPORATION

By: Name: Title: Date:	/s/ Gary R. Pierce Gary R. Pierce Controller 10/16/13	By: Name: Title: Date:	/s/ Matthew Perrone Matthew Perrone EVP 10/17/13

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EXHIBIT A

Revised September 1, 2013

SEPARATE ACCOUNTS:

Merrill Lynch Life Variable Annuity Separate Account D

FUNDS:

Dreyfus Appreciation Fund, Inc.

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